UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500
Berkeley Heights, NJ 07922
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

_____________________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 22, 2014, the Board of Directors (the “Board”) of Cyclacel Pharmaceuticals, Inc. (the “Company”), at the recommendation of the Company’s Compensation and Organization Development Committee, approved the Company’s new non-executive director compensation policy (the “Policy”). Under the Policy, as of May 22, 2014, while the current annual cash retainers for the non-executive members of the Board in the amounts of $85,000 for the Chairman, $65,000 for the Vice Chair and $45,000 for all other members of the Board will be maintained, the Chair of each of the various committees of the Board will now also receive an annual cash retainer as follows:

Committee	Chair
Audit	$12,000
Compensation and Organization Development	$10,000
Nominating and Corporate Governance	$8,000

The annual cash retainers will continue to be payable on a quarterly basis, in arrears, on the first day of each quarter.

In addition, the non-executive members of the Board are entitled to an annual grant of options to purchase up to 9,000 shares of the Company’s common stock, such shares to vest fully on the first anniversary of the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

By:	/s/ Paul McBarron
Name:	Paul McBarron
Title:	Executive Vice President—Finance, Chief Financial Officer and Chief Operating Officer

Date: May 27, 2014